WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FIRST QUARTER ENDED DECEMBER 31, 2019

•Total revenue grew 4.4% or 5.5% in constant currency
•Digital revenue grew 12.6% or 13.5% in constant currency
•Net income was $122 million versus $86 million in the prior-year quarter
•OIBDA was $236 million versus $215 million in the prior-year quarter

NEW YORK, New York, January 31, 2020—Warner Music Group Corp. today announced its first-quarter financial results for the period ended December 31, 2019.

"Our Q1 results were very strong. We achieved the highest quarterly revenue in our sixteen-year history as a stand-alone company. We’re especially pleased with this result considering the strength of the prior-year quarter,” said Steve Cooper, Warner Music Group’s CEO. "The combination of our creative expertise, global expansion, commercial innovation and financial discipline makes us very confident about our long-term growth prospects.”

“We again solidly grew both revenue and OIBDA,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “Our cash position also remains strong with $462 million on the balance sheet at quarter-end."
Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$1,256	$1,203	4%
Digital revenue	706	627	13%
Operating income	165	147	12%
Adjusted operating income(1)	176	156	13%
OIBDA(1)	236	215	10%
Adjusted OIBDA(1)	247	224	10%
Net income	122	86	42%
Adjusted net income(1)	133	95	40%
Net cash provided by operating activities	78	92	-15%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 4.4% (or 5.5% in constant currency). Growth in Recorded Music digital and artist services and expanded-rights revenue and in Music Publishing digital and synchronization revenue was partially offset by declines in Recorded Music physical and licensing revenue and in Music Publishing performance revenue. Music Publishing mechanical revenue was flat. Revenue grew in all regions. Digital revenue grew 12.6% (or 13.5% in constant currency), and represented 56.2% of total revenue, compared to 52.1% in the prior-year quarter.

Operating income was $165 million compared to $147 million in the prior-year quarter.  OIBDA was $236 million, up 9.8% from $215 million in the prior-year quarter and OIBDA margin increased 0.9 percentage points to 18.8% from 17.9% in the prior-year quarter. The increase in operating income, OIBDA and OIBDA margin was the result of revenue growth and lower variable compensation expense.  Adjusted OIBDA rose 10.3% to $247 million and Adjusted OIBDA margin increased 1.1 percentage points to 19.7% from 18.6% due to the same factors which impacted operating income, OIBDA and OIBDA margin.

Net income was $122 million compared to $86 million in the prior-year quarter and Adjusted net income was $133 million compared to $95 million in the prior-year quarter.  The improvement was due to higher operating income, gains on intercompany loans and lower tax expense associated with a benefit from the release of $33 million of the Company's U.S. deferred tax valuation allowance on foreign tax credit carryforwards in the current quarter, which were partially offset by higher other expense associated with losses on the Company’s Euro-denominated debt due to changes in exchange rates in the current quarter, losses on hedging activity in the current quarter and the impact of a gain on investment in the prior-year quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude certain costs related to restructuring and other related costs in the current quarter, and certain costs related to the Company's Los Angeles office consolidation and restructuring and other related costs in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of December 31, 2019, the Company reported a cash balance of $462 million, total debt of $2.988 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash and equivalents) of $2.526 billion.  In December, 2019, the Company declared a cash dividend of $37.5 million, which was paid to stockholders on January 17, 2020.

Cash provided by operating activities was $78 million compared to $92 million in the prior-year quarter.  The change was largely a result of the timing of working capital. Free Cash Flow, defined below, was $46 million compared to a negative $146 million in the prior-year quarter due largely to the $183 million impact of the EMP acquisition in the prior-year quarter, which acquisition was entirely debt financed. Capital expenditures were $15 million, down from $26 million in the prior-year quarter due to higher spend on the Company's Los Angeles office consolidation in the prior-year quarter.
Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$1,084	$1,041	4%
Digital revenue	633	563	12%
Operating income	191	163	17%
Adjusted operating income(1)	191	167	14%
OIBDA(1)	241	211	14%
Adjusted OIBDA(1)	241	215	12%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 4.1% (or 5.1% in constant currency).  Growth in digital and artist services and expanded-rights revenue was partially offset by a decline in physical and licensing revenue. Digital revenue growth reflects the continuing growth in streaming. The increase in artist services and expanded-rights revenue was attributable to higher touring and advertising revenue. The decline in physical revenue reflects industry trends and timing of releases. The decline in licensing revenue reflects the impact of foreign exchange rates and timing. Recorded Music revenue grew in all regions. Major sellers included TWICE, Coldplay, Ed Sheeran and Lizzo.

Recorded Music operating income was $191 million, up 17.2% from $163 million in the prior-year quarter, and operating margin was up 1.9 percentage points to 17.6% versus 15.7% in the prior-year quarter.  OIBDA increased 14.2% to $241 million from $211 million in the prior-year quarter, and OIBDA margin increased 1.9 percentage points to 22.2% driven by revenue growth and lower variable compensation expense. Adjusted OIBDA was $241 million versus $215 million in the prior-year quarter with Adjusted OIBDA margin up 1.5 percentage points to 22.2%.  The increase in Adjusted OIBDA and Adjusted OIBDA margin were driven by the same factors which impacted OIBDA and OIBDA margin.
Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$173	$165	5%
Digital revenue	73	65	12%
Operating income	14	22	-36%
Adjusted operating income(1)	15	22	-32%
OIBDA(1)	33	39	-15%
Adjusted OIBDA(1)	34	39	-13%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue rose 4.8% (or 6.1% in constant currency). Growth in digital and synchronization revenue more than offset a decline in performance revenue. Mechanical revenue was flat. Digital revenue growth reflects the continuing growth in streaming. Synchronization revenue growth relates to greater revenue from licensing for TV and commercials. The decline in performance revenue was driven by timing of distributions.

Music Publishing operating income was $14 million compared to $22 million in the prior-year quarter driven largely by revenue mix, timing of A&R investment and higher overhead. Operating margin declined 5.2 percentage points to 8.1%. Music Publishing OIBDA decreased by $6 million or 15.4% to $33 million, and OIBDA margin declined 4.5 percentage points to 19.1% from 23.6%. Adjusted OIBDA decreased by $5 million or 12.8% to $34 million and Adjusted OIBDA margin declined 3.9 percentage points to 19.7%, due to timing of A&R investment.

Financial details for the quarter can be found in the Company’s current quarterly report on Form 10-Q for the period ended December 31, 2019, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of Warner Music Group's Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than 1.4 million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our annual report on Form 10-K, our quarterly reports on Form 10-Q and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to December 31, 2019 and December 31, 2018 relate to the periods ended December 27, 2019 and December 28, 2018, respectively. For convenience purposes, the Company continues to date its financial statements as of December 31.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three Months Ended December 31, 2019 versus December 31, 2018
(dollars in millions)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	% Change
	(unaudited)	(unaudited)
Revenue	$1,256	$1,203	4%
Cost and expenses:
Cost of revenue	(665)	(626)	6%
Selling, general and administrative expenses	(379)	(376)	1%
Amortization expense	(47)	(54)	-13%
Total costs and expenses	$(1,091)	$(1,056)	3%
Operating income	$165	$147	12%
Loss on extinguishment of debt	—	(3)	-100%
Interest expense, net	(33)	(36)	-8%
Other (expense) income, net	(5)	28	—%
Income before income taxes	$127	$136	-7%
Income tax expense	(5)	(50)	-90%
Net income	$122	$86	42%
Less: Income attributable to noncontrolling interest	(2)	—	—%
Net income attributable to Warner Music Group Corp.	$120	$86	40%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at December 31, 2019 versus September 30, 2019
(dollars in millions)

	December 31, 2019	September 30, 2019	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$462	$619	-25%
Accounts receivable, net	882	775	14%
Inventories	65	74	-12%
Royalty advances expected to be recouped within one year	189	170	11%
Prepaid and other current assets	58	53	9%
Total current assets	$1,656	$1,691	-2%
Royalty advances expected to be recouped after one year	231	208	11%
Property, plant and equipment, net	295	300	-2%
Operating lease right-of-use assets, net	289	—	—%
Goodwill	1,768	1,761	—%
Intangible assets subject to amortization, net	1,712	1,723	-1%
Intangible assets not subject to amortization	152	151	1%
Deferred tax assets, net	59	38	55%
Other assets	152	145	5%
Total assets	$6,314	$6,017	5%
Liabilities and Equity
Current liabilities:
Accounts payable	$202	$260	-22%
Accrued royalties	1,671	1,567	7%
Accrued liabilities	549	492	12%
Accrued interest	23	34	-32%
Operating lease liabilities, current	38	—	—%
Deferred revenue	159	180	-12%
Other current liabilities	157	286	-45%
Total current liabilities	$2,799	$2,819	-1%
Long-term debt	2,988	2,974	—%
Operating lease liabilities, noncurrent	321	—	—%
Deferred tax liabilities, net	171	172	-1%
Other noncurrent liabilities	204	321	-36%
Total liabilities	$6,483	$6,286	3%
Equity:
Common stock	$—	$—	—%
Additional paid-in capital	1,128	1,128	—%
Accumulated deficit	(1,088)	(1,177)	-8%
Accumulated other comprehensive loss, net	(230)	(240)	-4%
Total Warner Music Group Corp. deficit	$(190)	$(289)	-34%
Noncontrolling interest	21	20	5%
Total equity	(169)	(269)	-37%
Total liabilities and equity	$6,314	$6,017	5%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended December 31, 2019 versus December 31, 2018
(dollars in millions)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$78	$92
Net cash used in investing activities	(32)	(238)
Net cash (used in) provided by financing activities	(207)	182
Effect of foreign currency exchange rates on cash and equivalents	4	(2)
Net (decrease) increase in cash and equivalents	$(157)	$34

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three Months Ended December 31, 2019 versus December 31, 2018
(dollars in millions)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018
	(unaudited)	(unaudited)
Streaming	$589	$502
Downloads and Other Digital	44	61
Total Recorded Music Digital Revenue	$633	$563

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three Months Ended December 31, 2019 versus December 31, 2018
(dollars in millions)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$120	$86	40%
Income attributable to noncontrolling interest	2	—	—%
Net income	$122	$86	42%
Income tax expense	5	50	-90%
Income including income taxes	$127	$136	-7%
Other expense (income), net	5	(28)	—%
Interest expense, net	33	36	-8%
Loss on extinguishment of debt	—	3	-100%
Operating income	$165	$147	12%
Amortization expense	47	54	-13%
Depreciation expense	24	14	71%
OIBDA	$236	$215	10%
Operating income margin	13.1%	12.2%
OIBDA margin	18.8%	17.9%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three Months Ended December 31, 2019 versus December 31, 2018
(dollars in millions)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$165	$147	12%
Depreciation and amortization expense	(71)	(68)	4%
Total WMG OIBDA	$236	$215	10%
Operating income margin	13.1%	12.2%
OIBDA margin	18.8%	17.9%

Recorded Music operating income – GAAP	$191	$163	17%
Depreciation and amortization expense	(50)	(48)	4%
Recorded Music OIBDA	$241	$211	14%
Recorded Music operating income margin	17.6%	15.7%
Recorded Music OIBDA margin	22.2%	20.3%

Music Publishing operating income – GAAP	$14	$22	-36%
Depreciation and amortization expense	(19)	(17)	12%
Music Publishing OIBDA	$33	$39	-15%
Music Publishing operating income margin	8.1%	13.3%
Music Publishing OIBDA margin	19.1%	23.6%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three Months Ended December 31, 2019 versus December 31, 2018
(dollars in millions)

For the Three Months Ended December 31, 2019
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$165	$191	$14	$236	$241	$33	$122
Factors Affecting Comparability:
Restructuring and Other Related Costs	11	—	1	11	—	1	11
Adjusted Results	$176	$191	$15	$247	$241	$34	$133

Adjusted Margin	14.0%	17.6%	8.7%	19.7%	22.2%	19.7%

For the Three Months Ended December 31, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$147	$163	$22	$215	$211	$39	$86
Factors Affecting Comparability:
Restructuring and Other Related Costs	6	1	—	6	1	—	6
L.A. Office Consolidation	3	3	—	3	3	—	3
Adjusted Results	$156	$167	$22	$224	$215	$39	$95

Adjusted Margin	13.0%	16.0%	13.3%	18.6%	20.7%	23.6%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended December 31, 2019 versus December 31, 2018 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018	For the Three Months Ended December 31, 2018
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$453	$431	$431
Music Publishing	81	73	73
International revenue
Recorded Music	631	610	600
Music Publishing	92	92	90
Intersegment eliminations	(1)	(3)	(3)
Total Revenue	$1,256	$1,203	$1,191

Revenue by Segment:
Recorded Music
Digital	$633	$563	$558
Physical	184	231	228
Total Digital and Physical	817	794	786
Artist services and expanded-rights	188	166	165
Licensing	79	81	80
Total Recorded Music	1,084	1,041	1,031
Music Publishing
Performance	46	53	52
Digital	73	65	65
Mechanical	15	15	15
Synchronization	36	29	28
Other	3	3	3
Total Music Publishing	173	165	163
Intersegment eliminations	(1)	(3)	(3)
Total Revenue	$1,256	$1,203	$1,191

Total Digital Revenue	$706	$627	$622

Free Cash Flow
Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three Months Ended December 31, 2019 versus December 31, 2018
(dollars in millions)

	For the Three Months Ended December 31, 2019	For the Three Months Ended December 31, 2018
	(unaudited)	(unaudited)
Net cash provided by operating activities	$78	$92
Less: Capital expenditures	15	26
Less: Net cash paid for investments	17	212

Free Cash Flow	$46	$(146)

###

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